Exhibit 24.1

                                POWER OF ATTORNEY


          WHEREAS, the undersigned officers and directors of Bergen Brunswig Corporation (the "Company") desire to authorize Robert E. Martini, Donald R. Roden, Neil F. Dimick and Milan A. Sawdei to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registration statement described below, including all amendments and supplements thereto,

          NOW, THEREFORE,

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Martini, Donald R. Roden, Neil
F. Dimick and Milan A. Sawdei, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign the registrant's Registration Statement on Form S-3 pertaining to the resale of shares of the Class A Common Stock of Bergen Brunswig Corporation originally issued to Stadt Holdings, Inc. ("Stadt") in connection with the Company's acquisition of Stadtlander Drug Company, Inc., including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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          IN  WITNESS  WHEREOF,  the  undersigned  have  executed  this power of attorney in the following capacities as of the 23rd day of December, 1998.

    SIGNATURE                                                    TITLE

/s/  Robert E. Martini                        Chairman of the Board and Director
----------------------
     Robert E. Martini

/s/  Donald R. Roden                          President, Chief Executive Officer
----------------------                        and Director
     Donald R. Roden

/s/  Neil F. Dimick                           Executive Vice President, Chief
---------------------                         Financial Officer and Director
     Neil F. Dimick

/s/  James R. Mellor
--------------------
     James R. Mellor                          Director

/s/  Francis G. Rodgers                       Director
-----------------------
     Francis G. Rodgers

/s/  George R. Liddle                         Director
------------------------
     George R. Liddle

/s/  Charles J. Lee                           Director
------------------------
     Charles J. Lee

/s/ Rodney H. Brady                           Director
------------------------
    Rodney H. Brady

/s/  Charles C. Edwards, M.D.                 Director
-----------------------------
     Charles C. Edwards, M.D.

/s/  George E. Reinhardt, Jr.                 Director
------------------------------
     George E. Reinhardt, Jr.

/s/  Jose E. Blanco, Sr.                      Director
-------------------------------
     Jose E. Blanco, Sr.